UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 19, 2011

Castle Brands Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Florida	001-32849	41-2103550
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

122 East 42nd Street, Suite 4700, New York, New York		10168
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(646) 356-0200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On August 19, 2011, Castle Brands Inc. (the "Company"), and its wholly-owned subsidiary, Castle Brands (USA) Corp. ("CB-USA"), entered into a revolving loan agreement ("Loan Agreement") with Keltic Financial Partners II, LP, a Delaware limited partnership ("Keltic"), providing for availability (subject to certain terms and conditions) of a facility of up to $5,000,000 (the "Facility") for the purpose of providing the Company and CB-USA with working capital. The Company and CB-USA are referred to individually and collectively as the Borrower. Unless sooner terminated in accordance with its terms, the Facility expires on August 19, 2014.

The Borrower may borrow up to the maximum amount of the Facility, provided that the Borrower has a sufficient borrowing base. The borrowing base equals (a) up to 85% of the aggregate amount of the Borrower’s "Eligible Receivables" (as defined in the Loan Agreement), plus (b) the least of (i) 50% of the "Value" (as defined in the Loan Agreement) of the Borrower’s "Eligible Inventory" (as defined in the Loan Agreement), (ii) $2,500,000 and (iii) 60% of the Borrowing Capacity (as defined in the Loan Agreement) at such time, less (c) the aggregate amount of all Reserves (as defined in the Loan Agreement) in effect at such time.

The Facility interest rate is the rate that, when annualized, is the greatest of (a) the Prime Rate plus 3.25%, (b) the LIBOR Rate plus 5.75%, and (c) 6.50%. Interest is payable monthly in arrears, on the first day of every month on the average daily unpaid principal amount of the Facility. After the occurrence and during the continuance of any "Default" or "Event of Default" (as defined under the Loan Agreement) the Borrower is required to pay interest at a rate that is 3.25% per annum above the then applicable Facility interest rate. In addition to a $100,000 commitment fee, Keltic will also receive an annual facility fee in an amount equal to 1% per annum of the maximum facility amount and a collateral management fee of $1,000 per month (increased to $2,000 after the occurrence of and during the continuance of an Event of Default).

The Loan Agreement contains standard borrower representations and warranties for asset based borrowing and a number of reporting obligations and affirmative and negative covenants. The Borrower is required, among other things, to provide Keltic with weekly borrowing base certificates, monthly reports, annual financial statements and other current and periodic financial, operating and business records and reports, as well as tax returns and such other information as Keltic may from time to time request.

The Loan Agreement includes negative covenants that, among other things, restrict the Borrower’s ability to create additional indebtedness, dispose of properties, incur liens, and make distributions or cash dividends.

The Loan Agreement specifies certain Events of Default that include, among others, payment defaults, violations of affirmative and negative covenants in the Loan Agreement, imposition of certain liens, and events of insolvency and bankruptcy. Upon a Default or Event of Default, Keltic may terminate or suspend its obligation to make further advances and upon an Event of Default Keltic may, among other things, accelerate the Facility repayment and declare all obligations under the Loan Agreement to be immediately due and payable.

In connection with the Loan Agreement, the Company and CB-USA have entered into a variety of ancillary agreements with Keltic including a Revolving Note ("Note"), a Subordination Agreement ("Subordination Agreement") with certain of the Company's existing debtholders under which such debtholders agreed to subordinate their existing debt to the Facility, and Trademark Assignment and Security Agreements. Also, the Company, CB-USA and Keltic entered into Validity and Support Agreements (the "Support Agreements") with certain officers of the Company and CB-USA, including John Glover, the Company's Chief Operating Officer, T. Kelley Spillane, the Company's Senior Vice President - U.S. Sales, and Alfred Small, the Company's Senior Vice President, Chief Financial Officer, Secretary & Treasurer, under which, among other things, the officers have agreed to exercise commercially reasonable efforts to assist Keltic in disposing of the collateral under the Loan Agreement in the event that Keltic declares an Event of Default thereunder and commences to liquidate and realize upon such collateral.

The obligations of the Borrower under the Loan Agreement are secured by the grant of a pledge and security interest over all of the assets of the Borrower.

The Company has drawn down approximately $2.2 million under the Facility and used such proceeds to repay outstanding indebtedness, including certain amounts outstanding under its existing revolving credit agreement ("December 2009 Facility"). The Company will not draw down any further amounts under the December 2009 Facility. As previously disclosed, the holders of the remaining $500,000 principal amount of debt outstanding under the December 2009 Facility have agreed to convert such debt and accrued, but unpaid interest, to equity if such conversion is approved at the Company's upcoming shareholder meeting. Following such conversion, the Company expects to terminate the December 2009 Facility.

The foregoing summary is qualified in its entirety by reference to the text of the Loan Agreement, Note, Subordination Agreement and Form of Support Agreements attached hereto as exhibits and incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 7.01 Regulation FD Disclosure.

On August 23, 2011, the Company issued a press release announcing the Keltic Facility.

A copy of the press release is furnished as exhibit 99.1 hereto and incorporated herein by reference. The information furnished in Item 7.01 of this Current Report on Form 8-K shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

4.1 Loan and Security Agreement, dated as of August 19, 2011, among Keltic Financial Partners II, LP, the Company and Castle Brands (USA) Corp.

4.2 Revolving Credit Note, dated as of August 19, 2011, in favor of Keltic Financial Partners II, LP.

4.3 Subordination Agreement, dated as of August 19, 2011, among Keltic Financial Partners II, LP, the Company and each of the parties signatory thereto.

10.1 Form of Validity and Support Agreement, dated as of August 19, 2011, among Keltic Financial Partners II, LP, the Company, Castle Brands (USA) Corp. and the officer signatory thereto.

99.1 Press release issued by the Company on August 23, 2011.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Castle Brands Inc.

August 25, 2011	By:	/s/ Alfred J. Small

Name: Alfred J. Small
Title: SVP, CFO, Treasurer & Secretary

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Exhibit Index

Exhibit No.	Description

4.1	Loan and Security Agreement, dated as of August 19, 2011, among Keltic Financial Partners II, LP, the Company and Castle Brands (USA) Corp.
4.2	Revolving Credit Note, dated as of August 19, 2011, in favor of Keltic Financial Partners II, LP.
4.3	Subordination Agreement, dated as of August 19, 2011, among Keltic Financial Partners II, LP. the Company and each of the parties signatory thereto.
10.1	Form of Validity and Support Agreement dated as of August 19, 2011 among among Keltic Financial Partners II, LP, the Company, Castle Brands (USA) Corp. and the officer signatory thereto.
99.1	Press release issued by the Company on August 23, 2011.